Exhibit 2.7
Agreement for Transfer of Equity Interest in Business Development Bank Limited
March __, 2007
This Agreement for Transfer of Equity Interest in Business Development Bank Limited (hereinafter referred to at the “Agreement”) is executed by and between:
KASIKORNBANK Public Company Limited, with its registered office at No. 1, Soi Kasikornthai, Ratburana Road, Ratburana Sub-District, Ratburana District, Bangkok, Thailand (hereinafter referred to as “Transferor”);
Charoen Pokphand Group Company Limited, with its registered office at C.P. Tower, No. 313, Silom Road, Bangrak, Bangkok, Thailand (hereinafter referred to as “CPG”); and
United Commercial Bank, a California state-chartered commercial bank whose principal place of business is at 555 Montgomery Street, San Francisco, CA 94111, USA. (hereinafter referred to as the “Transferee”).
NOW, THEREFORE, THE TRANSFEROR, CPG AND THE TRANSFEREE HEREBY AGREE AS FOLLOWS:
1.	The Transferor agrees to transfer to the Transferee all of the equity interest the Transferor acquired in exchange for Transferor’s previous investment of US$4,776,000 (hereinafter referred to as the “Transferor’s Equity Interest”) in the Business Development Bank (hereinafter referred to as “BDB”), and the Transferee agrees to accept such Transferor’s Equity Interest in BDB from the Transferor at the price and under the conditions specified in this Agreement; CPG hereby agrees that the total price payable for the Transferor’s Equity Interest under this Agreement shall be paid by CPG and at the Closing (as defined below) the Transferor’s Equity Interest shall be transferred and delivered to the Transferee. The total price payable by CPG for the Transferor’s Equity Interest shall be equivalent to the higher of (i) the then existing amount and book value of the Transferor’s Equity Interest in BDB as specified in the most recent audited financial statement of BDB issued prior to the date of approval of the Concerned Authority (for avoidance of doubt, the said amount as of the date of the signing of this Agreement is US$5,197,989.56, and the said amount shall be adjusted if the book value of the Transferor’s Equity Interest in BDB is changed upon Closing according to the most recent audited financial statement of BDB) and (ii) US$4,823,760.00.

2.	The closing of the transfer (hereinafter referred to as the “Closing”) shall take place as promptly as practicable after (i) the transfer has received the approval of the China Banking Regulatory Commission and/or any other concerned authority(ies) as may be necessary and/or required (hereinafter referred to as the “Concerned Authority”), and, subject to applicable law, in any case within 270 days after the date of this Agreement, and (ii) the Transferor has received the payment of the price of the transfer of the Transferor’s Equity Interest from CPG fully and entirely.

3.	As soon as practicable, and in any case within three months, after receiving approval for the transfer from the Concerned Authority, the Transferor, CPG and the Transferee shall cause BDB to duly register the change of ownership of the

Transferor’s Equity Interest with the relevant registration authority as required by applicable law of the People’s Republic of China.
4.	Upon completion of the Closing, all of the rights and obligations of the Transferor under the Articles of Association of BDB and the investment contract among the existing shareholders of BDB shall be assigned to the Transferee. The Transferee shall cause BDB to amend the Articles of Association of BDB accordingly as soon as practicable, and in any case within one year, after the Closing.

5.	This Agreement shall be governed by and construed in accordance with the laws of the People’s Republic of China.

6.	This Agreement is executed in English and Chinese counterparts. The two language texts shall have equal validity and legal effect, but in the event of a conflict, the English version shall prevail.

7.	This Agreement shall not take effect until each of the Transferor, CPG and the Transferee, or their authorized representatives, have duly executed this Agreement and the Concerned Authority has duly approved this Agreement.
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IN WITNESS WHEREOF, both parties hereto have hereunder set their hands and affixed their company seals (if any) hereunder on the date above written.

KASIKORNBANK PUBLIC COMPANY LIMITED (“Transferor”)

By	/s/ Prasarn Trairatvorakul		Authorized Representative
( )

	/s/ Changrak Boonchayanurak		Witness

( )

CHAROEN POKPHAND GROUP COMPANY LIMITED (“CPG”)

By		/s/ Umroong Sanphasitrong	Authorized Representative
( )

Witness

( )

UNITED COMMERCIAL BANK (“Transferee”)

By			Authorized Representative
(/s/ Thomas S. Wu)

Witness

( )

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签署本

各方已于本协议开首之日期责成各自合法授权的代表签署本协议，以资证明。

UNITED COMMERCIAL BANK

签署：________________________________

姓名：Thomas S. Wu

职务：董事长、首席执行官兼总裁

CHAROEN POKPHAND GROUP CO., LTD.

签署：________________________________

姓名：K. Umroong Sanphasitvong

职务：授权签字人

M. THAI GROUP LIMITED

签署：________________________________

姓名：Nakarin Virameteekul

职务：授权签字人

DEG – DEUTSCHE INVESTITIONS UND ENTWICKLUNGSGESELLSCHAFT MBH

签署：________________________________

姓名：Rolf Gerber

职务：第一副总裁

签署：________________________________

姓名：Jutta Wagenseil

职务：副总裁

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